First Internet Bancorp Reports Third Quarter 2023 Results

Fishers, Indiana, October 25, 2023 – First Internet Bancorp (the “Company”) (Nasdaq: INBK), the parent company of First Internet Bank (the “Bank”), announced today financial and operational results for the third quarter ended September 30, 2023.

Third Quarter 2023 Financial Highlights

•Net income of $3.4 million and diluted earnings per share of $0.39

•Deposit growth of $229.2 million, a 5.9% increase from the second quarter of 2023

•Loan growth of $88.2 million, a 2.4% increase from the second quarter of 2023

•The loans to deposits ratio was 91.5%, compared to 94.6% at the prior quarter-end

•Net interest margin of 1.39% and fully-taxable equivalent net interest margin of 1.49%, compared to 1.53% and 1.64%, respectively, for the second quarter of 2023

•Nonperforming loans declined to 0.16% of total loans

•Repurchased 97,834 common shares at an average price of $18.29 per share

•Tangible common equity to tangible assets of 6.64%; CET1 ratio of 9.59%

•Tangible book value per share of $39.57, compared to $39.85 at the prior quarter-end

“We experienced strong deposit growth and bolstered our balance sheet liquidity during the third quarter,” said David Becker, Chairman and Chief Executive Officer. “At the same time, we further optimized our loan portfolio composition and overall balance sheet mix as new origination yields continued to improve while the pace of deposit cost increases and the compression in our net interest margin was the slowest it has been in five quarters.

“Growth in noninterest income was fueled by our SBA lending team, which delivered another strong quarter with gain on sale revenue up 14% from the prior quarter. We ended the SBA fiscal year among the top ten most active lenders. I am proud of the continued success of this team.

“Amidst economic and geopolitical uncertainty, our stalwart foundation remains intact. Overall asset quality is sound. Our capital position is strong. Our teams are focused. We believe we are well-positioned to improve our earnings and profitability profile as funding costs stabilize.”

Net Interest Income and Net Interest Margin
Net interest income for the third quarter of 2023 was $17.4 million, compared to $18.1 million for the second quarter of 2023, and $24.0 million for the third quarter of 2022. On a fully-taxable equivalent basis, net interest income for the third quarter of 2023 was $18.6 million, compared to $19.5 million for the second quarter of 2023, and $25.3 million for the third quarter of 2022.

Total interest income for the third quarter of 2023 was $63.0 million, an increase of 8.4% compared to the second quarter of 2023, and an increase of 61.2% compared to the third quarter of 2022. On a fully-taxable equivalent basis, total interest income for the third quarter of 2023 was $64.3 million, an increase of 8.1% compared to the second quarter of 2023, and an increase of 59.2% compared to the third quarter of 2022. The yield on average interest-earning assets for the third quarter of 2023 increased to 5.02% from 4.89% for the second quarter of 2023 due to a 29 basis point (“bp”) increase in the yield earned on other earning assets, a 9 bp increase in the yield earned on loans, and a 20 bp increase in the yield earned on securities. Compared to the linked quarter, the average balance of other earning assets increased $142.1 million, or 27.8%, while average loan balances increased $44.9 million, or 1.2%, and the average balance of securities increased $18.0 million, or 3.0%.

Interest income earned on commercial loans was higher due to increased average balances and the positive impact of higher rates in the variable rate construction and small business lending portfolios, as well as growth and higher yields on new originations in the franchise finance portfolio. This was partially offset by lower average balances in the public finance, healthcare finance, single tenant lease financing and investor commercial real estate portfolios. The shift in loan mix is the result of a strategic initiative to focus on variable rate and higher-yielding products during a historic period of rapidly rising rates.

In the consumer loan portfolio, interest income was up due to higher yields on new originations and growth in the average balances of trailers, recreational vehicles and other consumer loans portfolios.

The yield on funded portfolio loan originations was 8.92% in the third quarter of 2023, an increase of 50 bps compared to the second quarter of 2023, and an increase of 362 bps compared to the third quarter of 2022. Because certain larger portfolios consist of longer duration fixed-rate loans, new origination yields have a gradual effect on the overall loan portfolio.

Interest earned on cash and other earning asset balances increased $2.4 million, or 36.5%, during the quarter due to the impact of higher short-term interest rates on cash balances as well as a $142.1 million, or 29.6%, increase in average cash balances. Furthermore, interest income earned on securities increased $0.5 million, or 11.0%, during the third quarter of 2023 due to an increase in the yield earned on the portfolio and an increase in average balances. The yield on the securities portfolio increased 20 bps to 3.32%, driven primarily by variable rate securities repricing higher and increased yields on new purchases.

Total interest expense for the third quarter of 2023 was $45.6 million, an increase of $5.7 million, or 14.2%, compared to the linked quarter, due to increases in both deposit rates and average interest-bearing deposit balances throughout the quarter. Interest expense related to interest-bearing deposits increased $5.7 million, or 16.3%, driven primarily by higher costs on CDs, interest-bearing demand deposits and money market accounts. The cost of interest-bearing deposits was 4.09% for the third quarter of 2023, compared to 3.75% for the second quarter of 2023. The pace of increase in deposit costs during the third quarter was the slowest experienced by the Company in the past five quarters.

Average CD balances increased $273.1 million, or 21.2%, while the cost of funds increased 53 bps. Early in the quarter, the Company strategically bolstered its liquidity position ahead of the anticipated Fed Funds rate increase in late July. The average balance of interest-bearing demand deposits increased $27.5 million, or 7.7%, due to higher average Banking-as-a-Service balances, while the cost of funds increased 50 bps.

These increases were partially offset by lower average brokered deposit balances, which decreased $63.6 million, or 8.6%, from the second quarter of 2023, as the Company reduced the balance of higher cost brokered funding over the last two quarters.

Net interest margin (“NIM”) was 1.39% for the third quarter of 2023, down from 1.53% for the second quarter of 2023, and 2.40% for the third quarter of 2022. Fully-taxable equivalent NIM (“FTE NIM”) was 1.49% for the third quarter of 2023, down from 1.64% for the second quarter of 2023, and 2.53% for the third quarter of 2022. The decreases in NIM and FTE NIM compared to the linked quarter were driven primarily by the effect of higher interest-bearing deposit costs, partially offset by higher yields on loans, other earning assets and securities. Higher cash balances, which the Company continued to carry given the volatility in the banking industry over the last several months, were estimated to have negatively impacted both NIM and FTE NIM by 10 to 12 bps.

Noninterest Income
Noninterest income for the third quarter of 2023 was $7.4 million, up $1.5 million, or 26.2%, from the second quarter of 2023, and up $3.1 million, or 71.6%, from the third quarter of 2022. Gain on sale of loans totaled $5.6 million for the third quarter of 2023, up $0.7 million, or 14.4%, from the linked quarter. Gain on sale revenue in the quarter, which consisted entirely of sales of U.S. Small Business Administration (“SBA”) 7(a) guaranteed loans, increased due to a higher volume of loan sales, partially offset by modestly lower net premiums. The Company’s SBA lending team closed out the SBA fiscal year ended September 30, 2023 as the ninth most active 7(a) lender in the nation by loan dollars. Net loan servicing revenue increased $0.3 million during the quarter due to growth in the servicing portfolio as well as a lower fair value adjustment to the loan servicing asset. Other income increased $0.5 million from the prior quarter due primarily to income from fund investments.

Noninterest Expense
Noninterest expense for the third quarter of 2023 was $19.8 million, up $1.1 million, or 5.8%, from the second quarter of 2023, and up $1.8 million, or 9.8%, from the third quarter of 2022. Salaries and employee benefits expense increased $1.1 million, or 9.9%, compared to the second quarter of 2023 due mainly to higher benefit plan costs as well as higher incentive compensation in SBA and construction lending. Loan expenses increased from the linked quarter due to higher third party loan servicing fees and other miscellaneous lending costs. Data processing costs increased due to variable deposit activity-based expenses. These increases were partially offset by declines in premises and equipment, marketing expenses and consulting and professional fees.

Income Taxes
The Company recognized an income tax benefit of $0.3 million for the third quarter of 2023, compared to an income tax benefit of $0.2 million for the second quarter of 2023, and an income tax expense of $1.0 million and an effective tax rate of 10.5% for the third quarter of 2022. The income tax benefit in the third quarter of 2023 reflects the benefit of tax-exempt income relative to the amount of stated pre-tax income.

Loans and Credit Quality
Total loans as of September 30, 2023 were $3.7 billion, an increase of $88.2 million, or 2.4%, compared to June 30, 2023, and an increase of $479.2 million, or 14.7%, compared to September 30, 2022. Total commercial loan balances were $2.9 billion as of September 30, 2023, an increase of $77.2 million, or 2.7%, compared to June 30, 2023, and an increase of $373.2 million, or 14.7%, compared to September 30, 2022. Compared to the linked quarter, the increase in commercial loan balances was driven primarily by strategic growth in higher yielding franchise finance, construction and small business lending balances. These items were partially offset by planned decreases in the fixed-rate public finance, single tenant lease financing and investor commercial real estate portfolios as well as continued runoff in the healthcare finance portfolio.

Total consumer loan balances were $786.5 million as of September 30, 2023, an increase of $13.8 million, or 1.8%, compared to June 30, 2023, and an increase of $114.3 million, or 17.0%, compared to September 30, 2022. The increase compared to the linked quarter was due primarily to higher balances in the trailers, recreational vehicles and other consumer loans portfolios.

Total delinquencies 30 days or more past due were 0.22% of total loans as of September 30, 2023, compared to 0.09% at June 30, 2023, and 0.06% as of September 30, 2022. Nonperforming loans were 0.16% of total loans as of September 30, 2023, compared to 0.17% as of June 30, 2023, and 0.18% as of September 30, 2022. Nonperforming loans totaled $5.9 million at September 30, 2023, down from $6.2 million at June 30, 2023. The decrease was due primarily to an owner-occupied commercial real estate relationship that was returned to accrual status during the third quarter of 2023.

The allowance for credit losses (“ACL”) as a percentage of total loans was 0.98% as of September 30, 2023, compared to 0.99% as of June 30, 2023, and 0.92% as of September 30, 2022. The slight decrease in the ACL reflects the positive impact of economic data on forecasted loss rates and adjustments to qualitative factors on certain portfolios, partially offset by specific reserves placed on certain loans.

Net charge-offs of $1.5 million were recognized during the third quarter of 2023, resulting in net charge-offs to average loans of 0.16%, compared to $1.6 million, or 0.17%, for the second quarter of 2023 and $0.2 million, or 0.02%, for the third quarter of 2022. Net charge-offs during the third quarter of 2023 were driven primarily by small business lending as well as a loss on the sale of a commercial and industrial participation loan executed by the lead bank.

The provision for credit losses in the third quarter was $1.9 million, compared to $1.7 million for the second quarter of 2023 and $0.9 million for the third quarter of 2022. The provision for the quarter was driven primarily by net charge-offs as well as increases in specific reserves and unfunded commitments, partially offset by the positive impact of economic forecasts on certain portfolios.

Capital
As of September 30, 2023, total shareholders’ equity was $347.7 million, a decrease of $6.6 million, or 1.9%, compared to June 30, 2023, and a decrease of $13.1 million, or 3.6%, compared to September 30, 2022. The decrease in shareholders’ equity during the third quarter of 2023 was due primarily to an increase in accumulated other comprehensive loss and stock repurchase activity, partially offset by net income earned during the quarter. Book value per common share was $40.11 as of September 30, 2023, compared to $40.38 as of June 30, 2023, and $38.84 as of September 30, 2022. Tangible book value per share was $39.57, compared to $39.85 as of June 30, 2023 and $38.34 as of September 30, 2022.

In connection with its previously announced stock repurchase program, the Company repurchased 97,834 shares of its common stock during the third quarter of 2023 at an average price of $18.29 per share. The Company has repurchased $40.7 million of stock under its authorized programs since November of 2021.

The following table presents the Company’s and the Bank’s regulatory and other capital ratios as of September 30, 2023.

	As of September 30, 2023
	Company	Bank

Total shareholders’ equity to assets	6.73%	8.35%
Tangible common equity to tangible assets [1]	6.64%	8.26%
Tier 1 leverage ratio [2]	7.31%	8.97%
Common equity tier 1 capital ratio [2]	9.59%	11.77%
Tier 1 capital ratio [2]	9.59%	11.77%
Total risk-based capital ratio [2]	13.18%	12.71%

[1] This information represents a non-GAAP financial measure. For a discussion of non-GAAP financial measures, see the section below entitled "Non-GAAP Financial Measures."
[2] Regulatory capital ratios are preliminary pending filing of the Company's and the Bank's regulatory reports.

Conference Call and Webcast
The Company will host a conference call and webcast at 2:00 p.m. Eastern Time on Thursday, October 26, 2023 to discuss its quarterly financial results. The call can be accessed via telephone at (888) 259-6580; access code: 53091613. A recorded replay can be accessed through November 24, 2023 by dialing (877) 674-7070; access code: 091613.

Additionally, interested parties can listen to a live webcast of the call on the Company's website at www.firstinternetbancorp.com. An archived version of the webcast will be available in the same location shortly after the live call has ended.

About First Internet Bancorp
First Internet Bancorp is a financial holding company with assets of $5.2 billion as of September 30, 2023. The Company’s subsidiary, First Internet Bank, opened for business in 1999 as an industry pioneer in the branchless delivery of banking services. First Internet Bank provides consumer and small business deposit, SBA financing, franchise finance, consumer loans, and specialty finance services nationally as well as commercial real estate loans, construction loans, commercial and industrial loans, and treasury management services on a regional basis. First Internet Bancorp’s common stock trades on the Nasdaq Global Select Market under the symbol “INBK”. Additional information about the Company is available at www.firstinternetbancorp.com and additional information about First Internet Bank, including its products and services, is available at www.firstib.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements with respect to the financial condition, results of operations, trends in lending policies and loan programs, plans and prospective business partnerships, objectives, future performance and business of the Company. Forward-looking statements are generally identifiable by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “growth,” “help,” “may,” “opportunities,” “pending,” “plan,” “position,” “preliminary,” “remain,” “should,”

“thereafter,” “well-positioned,” “will,” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. Such statements are subject to certain risks and uncertainties including: our business and operations and the business and operations of our vendors and customers: general economic conditions, whether national or regional, and conditions in the lending markets in which we participate that may have an adverse effect on the demand for our loans and other products; our credit quality and related levels of nonperforming assets and loan losses, and the value and salability of the real estate that is the collateral for our loans. Other factors that may cause such differences include: failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial and industrial, construction, SBA, and franchise finance loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; the anticipated impacts of inflation and rising interest rates on the general economy; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, average tangible common equity, return on average tangible common equity, total interest income – FTE, net interest income – FTE, net interest margin – FTE, adjusted total revenue, adjusted noninterest income, adjusted noninterest expense, adjusted income before income taxes, adjusted income tax (benefit) provision, adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average shareholders’ equity, and adjusted return on average tangible common equity used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of Non-GAAP Financial Measures.”

Contact Information:
Investors/Analysts	Media
Paula Deemer	BLASTmedia for First Internet Bank
Director of Corporate Administration	Ryan Hecker
(317) 428-4628	firstib@blastmedia.com
investors@firstib.com

First Internet Bancorp
Summary Financial Information (unaudited)
Dollar amounts in thousands, except per share data
	Three Months Ended			Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net Income	$3,409	3,882	$8,436	$4,274	$29,190

Per share and share information
Earnings per share - basic	$0.39	$0.44	$0.89	$0.48	$3.04
Earnings per share - diluted	0.39	0.44	0.89	0.48	3.01
Dividends declared per share	0.06	0.06	0.06	0.18	0.18
Book value per common share	40.11	40.38	38.84	40.11	38.84
Tangible book value per common share [1]	39.57	39.85	38.34	39.57	38.34
Common shares outstanding	8,669,673	8,774,507	9,290,885	8,669,673	9,290,885
Average common shares outstanding:
Basic	8,744,385	8,903,213	9,458,259	8,889,532	9,615,039
Diluted	8,767,217	8,908,180	9,525,855	8,907,748	9,681,742
Performance ratios
Return on average assets	0.26%	0.32%	0.82%	0.12%	0.94%
Return on average shareholders' equity	3.79%	4.35%	9.01%	1.59%	10.40%
Return on average tangible common equity [1]	3.84%	4.40%	9.13%	1.61%	10.53%
Net interest margin	1.39%	1.53%	2.40%	1.55%	2.52%
Net interest margin - FTE [1,2]	1.49%	1.64%	2.53%	1.66%	2.65%
Capital ratios [3]
Total shareholders' equity to assets	6.73%	7.16%	8.46%	6.73%	8.46%
Tangible common equity to tangible assets [1]	6.64%	7.07%	8.36%	6.64%	8.36%
Tier 1 leverage ratio	7.31%	7.63%	9.49%	7.31%	9.49%
Common equity tier 1 capital ratio	9.59%	10.10%	11.72%	9.59%	11.72%
Tier 1 capital ratio	9.59%	10.10%	11.72%	9.59%	11.72%
Total risk-based capital ratio	13.18%	13.87%	15.73%	13.18%	15.73%
Asset quality
Nonperforming loans	$5,885	$6,227	$6,006	$5.885	$6.006
Nonperforming assets	6,069	6,397	6,006	6.069	6.006
Nonperforming loans to loans	0.16%	0.17%	0.18%	0.16%	0.18%
Nonperforming assets to total assets	0.12%	0.13%	0.14%	0.12%	0.14%
Allowance for credit losses - loans to:
Loans	0.98%	0.99%	0.92%	0.98%	0.92%
Nonperforming loans	619.4%	579.1%	497.3%	619.4%	497.3%
Net charge-offs to average loans	0.16%	0.17%	0.02%	0.38%	0.04%
Average balance sheet information
Loans	$3,700,410	$3,653,839	$3,161,850	$3,643,156	$3,036,532
Total securities	622,220	604,182	606,329	604,026	624,995
Other earning assets	653,375	511,295	188,467	499,835	321,262
Total interest-earning assets	4,976,667	4,771,623	3,970,650	4,751,104	4,004,025
Total assets	5,137,474	4,927,712	4,105,688	4,905,910	4,138,866
Noninterest-bearing deposits	127,540	117,496	124,067	126,647	115,142
Interest-bearing deposits	3,911,696	3,713,086	2,961,327	3,680,746	3,016,652
Total deposits	4,039,236	3,830,582	3,085,394	3,807,393	3,131,794
Shareholders' equity	356,701	358,312	371,303	359,405	375,190

1 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below
2 On a fully-taxable equivalent (“FTE”) basis assuming a 21% tax rate
3 Regulatory capital ratios are preliminary pending filing of the Company's regulatory reports

First Internet Bancorp
Condensed Consolidated Balance Sheets (unaudited)
Dollar amounts in thousands
	September 30, 2023	June 30, 2023	September 30, 2022
Assets
Cash and due from banks	$3,595	$9,503	$14,743
Interest-bearing deposits	517,610	456,128	206,309
Securities available-for-sale, at fair value	450,827	379,394	393,565
Securities held-to-maturity, at amortized cost, net of allowance for credit losses	231,928	230,605	191,057
Loans held-for-sale	31,669	32,001	23,103
Loans	3,735,068	3,646,832	3,255,906
Allowance for credit losses - loans	(36,452)	(36,058)	(29,866)
Net loans	3,698,616	3,610,774	3,226,040
Accrued interest receivable	23,761	24,101	16,918
Federal Home Loan Bank of Indianapolis stock	28,350	28,350	28,350
Cash surrender value of bank-owned life insurance	40,619	40,357	39,612
Premises and equipment, net	74,197	73,525	70,747
Goodwill	4,687	4,687	4,687
Servicing asset	9,579	8,252	5,795
Other real estate owned	106	106	—
Accrued income and other assets	53,479	49,266	43,498
Total assets	$5,169,023	$4,947,049	$4,264,424

Liabilities
Noninterest-bearing deposits	$125,265	$119,291	$142,875
Interest-bearing deposits	3,958,280	3,735,017	3,049,769
Total deposits	4,083,545	3,854,308	3,192,644
Advances from Federal Home Loan Bank	614,933	614,931	589,926
Subordinated debt	104,761	104,684	104,456
Accrued interest payable	2,968	3,338	1,887
Accrued expenses and other liabilities	15,072	15,456	14,654
Total liabilities	4,821,279	4,592,717	3,903,567
Shareholders' equity
Voting common stock	185,085	186,545	200,123
Retained earnings	203,856	200,973	199,877
Accumulated other comprehensive loss	(41,197)	(33,186)	(39,143)
Total shareholders' equity	347,744	354,332	360,857
Total liabilities and shareholders' equity	$5,169,023	$4,947,049	$4,264,424

First Internet Bancorp
Condensed Consolidated Statements of Income (unaudited)
Dollar amounts in thousands, except per share data
	Three Months Ended			Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Interest income
Loans	$48,898	$46,906	$34,643	$139,647	$100,246
Securities - taxable	4,301	3,835	2,701	11,742	7,489
Securities - non-taxable	912	860	491	2,570	1,068
Other earning assets	8,904	6,521	1,264	19,211	2,436
Total interest income	63,015	58,122	39,099	173,170	111,239
Interest expense
Deposits	40,339	34,676	10,520	102,285	23,025
Other borrowed funds	5,298	5,301	4,585	15,788	12,790
Total interest expense	45,637	39,977	15,105	118,073	35,815
Net interest income	17,378	18,145	23,994	55,097	75,424
Provision for credit losses	1,946	1,698	892	13,059	2,868
Net interest income after provision for credit losses	15,432	16,447	23,102	42,038	72,556
Noninterest income
Service charges and fees	208	218	248	635	845
Loan servicing revenue	1,064	850	653	2,699	1,858
Loan servicing asset revaluation	(257)	(358)	(333)	(670)	(1,100)
Mortgage banking activities	—	—	871	76	4,454
Gain on sale of loans	5,569	4,868	2,713	14,498	8,510
Other	823	293	164	1,486	883
Total noninterest income	7,407	5,871	4,316	18,724	15,450
Noninterest expense
Salaries and employee benefits	11,767	10,706	10,439	34,267	31,149
Marketing, advertising and promotion	500	705	1,041	2,049	2,717
Consulting and professional fees	552	711	790	2,189	3,912
Data processing	701	520	483	1,880	1,422
Loan expenses	1,336	1,072	1,142	4,385	3,417
Premises and equipment	2,315	2,661	2,808	7,753	7,767
Deposit insurance premium	1,067	936	229	2,546	797
Other	1,518	1,359	1,063	4,311	3,579
Total noninterest expense	19,756	18,670	17,995	59,380	54,760
Income before income taxes	3,083	3,648	9,423	1,382	33,246
Income tax (benefit) provision	(326)	(234)	987	(2,892)	4,056
Net income	$3,409	$3,882	$8,436	$4,274	$29,190

Per common share data
Earnings per share - basic	$0.39	$0.44	$0.89	$0.48	$3.04
Earnings per share - diluted	$0.39	$0.44	$0.89	$0.48	$3.01
Dividends declared per share	$0.06	$0.06	$0.06	$0.18	$0.18

All periods presented have been reclassified to conform to the current period classification

First Internet Bancorp
Average Balances and Rates (unaudited)
Dollar amounts in thousands
	Three Months Ended
	September 30, 2023			June 30, 2023			September 30, 2022
	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale [1]	$3,701,072	$48,898	5.24%	$3,656,146	$46,906	5.15%	$3,175,854	$34,643	4.33%
Securities - taxable	550,208	4,301	3.10%	531,040	3,835	2.90%	532,470	2,701	2.01%
Securities - non-taxable	72,012	912	5.02%	73,142	860	4.72%	73,859	491	2.64%
Other earning assets	653,375	8,904	5.41%	511,295	6,521	5.12%	188,467	1,264	2.66%
Total interest-earning assets	4,976,667	63,015	5.02%	4,771,623	58,122	4.89%	3,970,650	39,099	3.91%
Allowance for credit losses - loans	(35,601)			(36,671)			(29,423)
Noninterest-earning assets	196,408			192,760			164,461
Total assets	$5,137,474			$4,927,712			$4,105,688

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$387,517	$2,131	2.18%	$359,969	$1,509	1.68%	$342,116	$551	0.64%
Savings accounts	26,221	56	0.85%	29,915	64	0.86%	57,700	111	0.76%
Money market accounts	1,230,746	12,537	4.04%	1,274,453	12,314	3.88%	1,369,783	4,581	1.33%
BaaS - brokered deposits	31,891	348	4.33%	22,918	230	4.03%	153,936	859	2.21%
Certificates and brokered deposits	2,235,321	25,267	4.48%	2,025,831	20,559	4.07%	1,037,792	4,418	1.69%
Total interest-bearing deposits	3,911,696	40,339	4.09%	3,713,086	34,676	3.75%	2,961,327	10,520	1.41%
Other borrowed funds	719,655	5,298	2.92%	719,577	5,301	2.95%	637,877	4,585	2.85%
Total interest-bearing liabilities	4,631,351	45,637	3.91%	4,432,663	39,977	3.62%	3,599,204	15,105	1.67%
Noninterest-bearing deposits	127,540			117,496			124,067
Other noninterest-bearing liabilities	21,882			19,241			11,114
Total liabilities	4,780,773			4,569,400			3,734,385
Shareholders' equity	356,701			358,312			371,303
Total liabilities and shareholders' equity	$5,137,474			$4,927,712			$4,105,688

Net interest income		$17,378			$18,145			$23,994

Interest rate spread			1.11%			1.27%			2.24%
Net interest margin			1.39%			1.53%			2.40%
Net interest margin - FTE [2,3]			1.49%			1.64%			2.53%
1 Includes nonaccrual loans
2 On a fully-taxable equivalent (“FTE”) basis assuming a 21% tax rate
3 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below

First Internet Bancorp
Average Balances and Rates (unaudited)
Dollar amounts in thousands
	Nine Months Ended
	September 30, 2023			September 30, 2022
	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale [1]	$3,647,243	$139,647	5.12%	$3,057,768	$100,246	4.38%
Securities - taxable	531,197	11,742	2.96%	547,759	7,489	1.83%
Securities - non-taxable	72,829	2,570	4.72%	77,236	1,068	1.85%
Other earning assets	499,835	19,211	5.14%	321,262	2,436	1.01%
Total interest-earning assets	4,751,104	173,170	4.87%	4,004,025	111,239	3.71%
Allowance for credit losses - loans	(35,784)			(28,671)
Noninterest-earning assets	190,590			163,512
Total assets	$4,905,910			$4,138,866

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$360,573	$4,540	1.68%	$336,311	$1,429	0.57%
Savings accounts	31,494	202	0.86%	61,647	232	0.50%
Money market accounts	1,293,728	37,151	3.84%	1,416,984	8,006	0.76%
BaaS - brokered deposits	23,246	716	4.12%	79,613	1,019	1.71%
Certificates and brokered deposits	1,971,705	59,676	4.05%	1,122,097	12,339	1.47%
Total interest-bearing deposits	3,680,746	102,285	3.72%	3,016,652	23,025	1.02%
Other borrowed funds	719,577	15,788	2.93%	613,609	12,790	2.79%
Total interest-bearing liabilities	4,400,323	118,073	3.59%	3,630,261	35,815	1.32%
Noninterest-bearing deposits	126,647			115,142
Other noninterest-bearing liabilities	19,535			18,273
Total liabilities	4,546,505			3,763,676
Shareholders' equity	359,405			375,190
Total liabilities and shareholders' equity	$4,905,910			$4,138,866

Net interest income		$55,097			$75,424

Interest rate spread			1.28%			2.39%
Net interest margin			1.55%			2.52%
Net interest margin - FTE [2,3]			1.66%			2.65%
1 Includes nonaccrual loans
2 On a fully-taxable equivalent (“FTE”) basis assuming a 21% tax rate
3 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below

First Internet Bancorp
Loans and Deposits (unaudited)
Dollar amounts in thousands
	September 30, 2023		June 30, 2023		September 30, 2022
	Amount	Percent	Amount	Percent	Amount	Percent
Commercial loans
Commercial and industrial	$114,265	3.1%	$112,423	3.1%	$104,780	3.2%
Owner-occupied commercial real estate	58,486	1.6%	59,564	1.6%	58,615	1.8%
Investor commercial real estate	129,831	3.5%	137,504	3.8%	91,021	2.8%
Construction	252,105	6.7%	192,453	5.3%	139,509	4.3%
Single tenant lease financing	933,873	25.0%	947,466	25.9%	895,302	27.4%
Public finance	535,960	14.3%	575,541	15.8%	614,139	18.9%
Healthcare finance	235,622	6.3%	245,072	6.7%	293,686	9.0%
Small business lending	192,996	5.2%	170,550	4.7%	113,001	3.5%
Franchise finance	455,094	12.2%	390,479	10.6%	225,012	6.8%
Total commercial loans	2,908,232	77.9%	2,831,052	77.5%	2,535,065	77.7%

Consumer loans
Residential mortgage	393,501	10.5%	396,154	10.9%	337,565	10.4%
Home equity	23,544	0.6%	24,375	0.7%	22,114	0.7%
Trailers	186,424	5.0%	178,035	4.9%	162,161	5.0%
Recreational vehicles	140,205	3.8%	133,283	3.7%	115,694	3.6%
Other consumer loans	42,822	1.1%	40,806	1.1%	34,657	1.1%
Total consumer loans	786,496	21.0%	772,653	21.3%	672,191	20.8%

Net deferred loan fees, premiums, discounts and other [1]	40,340	1.1%	43,127	1.2%	48,650	1.5%

Total loans	$3,735,068	100.0%	$3,646,832	100.0%	$3,255,906	100.0%

	September 30, 2023		June 30, 2023		September 30, 2022
	Amount	Percent	Amount	Percent	Amount	Percent
Deposits
Noninterest-bearing deposits	$125,265	3.1%	$119,291	3.1%	$142,635	4.5%
Interest-bearing demand deposits	374,915	9.2%	398,899	10.3%	337,765	10.6%
Savings accounts	23,811	0.6%	28,239	0.7%	52,228	1.6%
Money market accounts	1,222,511	29.9%	1,232,719	32.0%	1,378,087	43.2%
BaaS - brokered deposits	41,884	1.0%	25,549	0.7%	96,287	3.0%
Certificates of deposits	1,624,447	39.8%	1,366,409	35.5%	773,040	24.2%
Brokered deposits	670,712	16.4%	683,202	17.7%	412,602	12.9%
Total deposits	$4,083,545	100.0%	$3,854,308	100.0%	$3,192,644	100.0%

1 Includes carrying value adjustments of $29.0 million, $30.5 million and 33.9 million related to terminated interest rate swaps associated with public finance loans as of September 30, 2023, June 30, 2023 and September 30, 2022, respectively.

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended			Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Total equity - GAAP	$347,744	$354,332	$360,857	$347,744	$360,857
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$343,057	$349,645	$356,170	$343,057	$356,170

Total assets - GAAP	$5,169,023	$4,947,049	$4,264,424	$5,169,023	$4,264,424
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible assets	$5,164,336	$4,942,362	$4,259,737	$5,164,336	$4,259,737

Common shares outstanding	8,669,673	8,774,507	9,290,885	8,669,673	9,290,885

Book value per common share	$40.11	$40.38	$38.84	$40.11	$38.84
Effect of goodwill	(0.54)	(0.53)	(0.50)	(0.54)	(0.50)
Tangible book value per common share	$39.57	$39.85	$38.34	$39.57	$38.34

Total shareholders' equity to assets	6.73%	7.16%	8.46%	6.73%	8.46%
Effect of goodwill	(0.09%)	(0.09%)	(0.10%)	(0.09%)	(0.10%)
Tangible common equity to tangible assets	6.64%	7.07%	8.36%	6.64%	8.36%

Total average equity - GAAP	$356,701	$358,312	$371,303	$359,405	$375,190
Adjustments:
Average goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Average tangible common equity	$352,014	$353,625	$366,616	$354,718	$370,503

Return on average shareholders' equity	3.79%	4.35%	9.01%	1.59%	10.40%
Effect of goodwill	0.05%	0.05%	0.12%	0.02%	0.13%
Return on average tangible common equity	3.84%	4.40%	9.13%	1.61%	10.53%

Total interest income	$63,015	$58,122	$39,099	$173,170	$111,239
Adjustments:
Fully-taxable equivalent adjustments [1]	1,265	1,347	1,280	3,995	3,971
Total interest income - FTE	$64,280	$59,469	$40,379	$177,165	$115,210

Net interest income	$17,378	$18,145	$23,994	$55,097	$75,424
Adjustments:
Fully-taxable equivalent adjustments [1]	1,265	1,347	1,280	3,995	3,971
Net interest income - FTE	$18,643	$19,492	$25,274	$59,092	$79,395

Net interest margin	1.39%	1.53%	2.40%	1.55%	2.52%
Effect of fully-taxable equivalent adjustments [1]	0.10%	0.11%	0.13%	0.11%	0.13%
Net interest margin - FTE	1.49%	1.64%	2.53%	1.66%	2.65%

1Assuming a 21% tax rate

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended			Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Total revenue - GAAP	$24,785	$24,016	$28,310	$73,821	$90,874
Adjustments:
Mortgage-related revenue	—	—	—	—	—
Adjusted total revenue	$24,785	$24,016	$28,310	$73,821	$90,874

Noninterest income - GAAP	$7,407	$5,871	$4,316	$18,724	$15,450
Adjustments:
Mortgage-related revenue	—	—	—	(65)	—
Adjusted noninterest income	$7,407	$5,871	$4,316	$18,659	$15,450

Noninterest expense - GAAP	$19,756	$18,670	$17,995	$59,380	$54,760
Adjustments:
Mortgage-related costs	—	—	—	(3,052)	—
Acquisition-related expenses	—	—	—	—	(273)
Write-down of software	—	—	(125)	—	(125)
Nonrecurring consulting fee	—	—	—	—	(875)
Discretionary inflation bonus	—	—	—	—	(531)
Accelerated equity compensation	—	—	—	—	(289)
Adjusted noninterest expense	$19,756	$18,670	$17,870	$56,328	$52,667

Income before income taxes - GAAP	$3,083	$3,648	$9,423	$1,382	$33,246
Adjustments:[1]
Mortgage-related revenue	—	—	—	(65)	—
Mortgage-related costs	—	—	—	3,052	—
Partial charge-off of C&I participation loan	—	—	—	6,914	—
Acquisition-related expenses	—	—	—	—	273
Write-down of software	—	—	125	—	125
Nonrecurring consulting fee	—	—	—	—	875
Discretionary inflation bonus	—	—	—	—	531
Accelerated equity compensation	—	—	—	—	289
Adjusted income before income taxes	$3,083	$3,648	$9,548	$11,283	$35,339

Income tax (benefit) provision - GAAP	$(326)	$(234)	$987	$(2,892)	$4,056
Adjustments:[1]
Mortgage-related revenue	—	—	—	(14)	—
Mortgage-related costs	—	—	—	641	—
Partial charge-off of C&I participation loan	—	—	—	1,452	—
Acquisition-related expenses	—	—	—	—	57
Write-down of software	—	—	26	—	26
Nonrecurring consulting fee	—	—	—	—	184
Discretionary inflation bonus	—	—	—	—	112
Accelerated equity compensation	—	—	—	—	61
Adjusted income tax (benefit) provision	$(326)	$(234)	$1,013	$(813)	$4,496

Net income - GAAP	$3,409	$3,882	$8,436	$4,274	$29,190
Adjustments:
Mortgage-related revenue	—	—	—	(51)	—
Mortgage-related costs	—	—	—	2,411	—
Partial charge-off of C&I participation loan	—	—	—	5,462	—
Acquisition-related expenses	—	—	—	—	216
Write-down of software	—	—	99	—	99
Nonrecurring consulting fee	—	—	—	—	691
Discretionary inflation bonus	—	—	—	—	419
Accelerated equity compensation	—	—	—	—	228
Adjusted net income	$3,409	$3,882	$8,535	$12,096	$30,843
[1]Assuming a 21% tax rate

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended			Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Diluted average common shares outstanding	8,767,217	8,908,180	9,525,855	8,907,748	9,681,742

Diluted earnings per share - GAAP	$0.39	$0.44	$0.89	$0.48	$3.01
Adjustments:
Effect of mortgage-related revenue	—	—	—	(0.01)	—
Effect of mortgage-related costs	—	—	—	0.27	—
Effect of partial charge-off of C&I participation loan	—	—	—	0.61	—
Effect of acquisition-related expenses	—	—	—	—	0.02
Effect of write-down of software	—	—	0.01	—	0.01
Effect of nonrecurring consulting fee	—	—	—	—	0.07
Effect of discretionary inflation bonus	—	—	—	—	0.04
Effect of accelerated equity compensation	—	—	—	—	0.02
Adjusted diluted earnings per share	$0.39	$0.44	$0.90	$1.35	$3.17

Return on average assets	0.26%	0.32%	0.82%	0.12%	0.94%
Effect of mortgage-related revenue	0.00%	0.00%	0.00%	0.00%	0.00%
Effect of mortgage-related costs	0.00%	0.00%	0.00%	0.07%	0.00%
Effect of partial charge-off of C&I participation loan	0.00%	0.00%	0.00%	0.15%	0.00%
Effect of acquisition-related expenses	0.00%	0.00%	0.00%	0.00%	0.01%
Effect of write-down of software	0.00%	0.00%	0.01%	0.00%	0.00%
Effect of nonrecurring consulting fee	0.00%	0.00%	0.00%	0.00%	0.02%
Effect of discretionary inflation bonus	0.00%	0.00%	0.00%	0.00%	0.01%
Effect of accelerated equity compensation	0.00%	0.00%	0.00%	0.00%	0.01%
Adjusted return on average assets	0.26%	0.32%	0.83%	0.34%	0.99%

Return on average shareholders' equity	3.79%	4.35%	9.01%	1.59%	10.40%
Effect of mortgage-related revenue	0.00%	0.00%	0.00%	(0.02%)	0.00%
Effect of mortgage-related costs	0.00%	0.00%	0.00%	0.90%	0.00%
Effect of partial charge-off of C&I participation loan	0.00%	0.00%	0.00%	2.03%	0.00%
Effect of acquisition-related expenses	0.00%	0.00%	0.00%	0.00%	0.08%
Effect of write-down of software	0.00%	0.00%	0.11%	0.00%	0.04%
Effect of nonrecurring consulting fee	0.00%	0.00%	0.00%	0.00%	0.25%
Effect of discretionary inflation bonus	0.00%	0.00%	0.00%	0.00%	0.15%
Effect of accelerated equity compensation	0.00%	0.00%	0.00%	0.00%	0.08%
Adjusted return on average shareholders' equity	3.79%	4.35%	9.12%	4.50%	11.00%

Return on average tangible common equity	3.84%	4.40%	9.13%	1.61%	10.53%
Effect of mortgage-related revenue	0.00%	0.00%	0.00%	(0.02%)	0.00%
Effect of mortgage-related costs	0.00%	0.00%	0.00%	0.91%	0.00%
Effect of partial charge-off of C&I participation loan	0.00%	0.00%	0.00%	2.06%	0.00%
Effect of acquisition-related expenses	0.00%	0.00%	0.00%	0.00%	0.08%
Effect of write-down of software	0.00%	0.00%	0.11%	0.00%	0.04%
Effect of nonrecurring consulting fee	0.00%	0.00%	0.00%	0.00%	0.25%
Effect of discretionary inflation bonus	0.00%	0.00%	0.00%	0.00%	0.15%
Effect of accelerated equity compensation	0.00%	0.00%	0.00%	0.00%	0.08%
Adjusted return on average tangible common equity	3.84%	4.40%	9.24%	4.56%	11.13%